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                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Transworld Healthcare, Inc. on Forms S-8 (File No. 333-49385, File No. 333-49387, File No. 333-06013 and File No. 33-82710) of our report dated December 11, 1998 on our audits of the consolidated financial statements and financial statements schedule as of September 30, 1998 and 1997 and for the year ended September 30, 1998, the eleven month period ended
September 30, 1997 and the year ended October 31, 1996, which report is included in this 1998 Form 10-K.




                                          PricewaterhouseCoopers LLP



                                          -------------------------------

New York, New York
December 15, 1998